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Exhibit 99

FindWhat.com                                               News Release
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Public Relations Contact:                         Company Contact:
James Pearson                                     Phillip R. Thune, COO / CFO
Rubenstein Associates, Inc.                       FindWhat.com
212-843-8297                                      212-255-1500
jpearson@rubenstein.com                           pthune@findwhatcorp.com


       FINDWHAT.COM RELEASES GUIDANCE FOR 2002 FINANCIAL RESULTS AND WILL
                 ANNOUNCE THIRD QUARTER EARNINGS ON OCTOBER 22

         - EXPECTS 2002 REVENUE TO INCREASE 67% WITH 2002 EPS OF $0.23 -

NEW YORK - OCTOBER 8, 2001 - FINDWHAT.COM (NASDAQ: FWHT) a leading developer and marketer of performance-based advertising services for the Internet, featuring the FindWhat.com pay-for-placement search engine, today released projected financial results for 2002, and announced that it will release its third quarter financial results on Monday, October 22 before the market opens.

FindWhat.com currently expects full year 2002 revenue of $30 million, a 67% increase over its current expectation for 2001 revenue of $18 million. FindWhat.com anticipates generating $4.5 million of net income in 2002, or fully diluted earnings per share of approximately $0.23. FindWhat.com's results and current projections for 2001 and 2002 are as follows:

REVENUE
Q1 2001 actual: $2.6 million
Q2 2001 actual: $4.4 million
Q3 2001 estimated: $5.0 - $5.5 million
Q4 2001 estimated: $5.5 - $6.0 million
2001 estimated: $18 million
2002 estimated: $30 million

EARNINGS PER SHARE
Q1 2001 actual: ($0.18) *
Q2 2001 actual: $0.01
Q3 2001 estimated: $0.02
Q4 2001 estimated: $0.04
2001 estimated: ($0.10) *
2002 estimated: $0.23

* includes $996,382, or approximately ($0.06) per share, related to the one-time sale of FindWhat.com's remaining radio advertising time under its agreement with Beasley Broadcast Group.

"We remain excited about our business and our prospects," said Craig Pisaris-Henderson, President and CEO of FindWhat.com. "In an effort to keep the market fully apprised of our expectations, and allow investors to better assess our company, we wanted to release our 2002 projections now. We will discuss


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our projections further when we release our Q3 2001 results in two weeks."

Pisaris-Henderson and COO/CFO Phillip Thune will discuss the Q3 2001 results and their outlook for the company in an interview that will be broadcast on October 22 at approximately 9:00 a.m. Eastern Time at www.ceocast.com. Interested parties may e-mail questions in advance of the broadcast to Phillip Thune of FindWhat.com at pthune@findwhatcorp.com or Matt Henderson of CEOcast Inc. at mhenderson@ceocast.com.

ABOUT FINDWHAT.COM
Through its performance-based, pay-for-position search engine (www.FindWhat.com), FindWhat.com operates an online marketplace where Web publishers use an automated bidding process to determine the per-click fee they will pay for premier placement on the search results returned by the FindWhat.com search engine. These results are shown on FindWhat.com's network of distribution partners, which include Excite, Webcrawler, CNET's Search.com, and InfoSpace's MetaCrawler and Dogpile. The Web sites offering the highest bid for particular keywords and key phrases appear first on the list of search results distributed throughout the network. This cost-effective, pay-for-performance model allows Web publishers to pay only for those customers who click through to their sites, and increase their potential for exposure through the millions of searches distributed throughout the network per day. More information on FindWhat.com is available on the company's web site at http://www.FindWhat.com.

This press release, including projections of future financial results, contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "plan," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in FindWhat.com's reports filed with the U.S. Securities and Exchange Commission. Readers should note that these statements may be impacted by several factors, including economic changes and changes in the Internet industry generally and, accordingly, FindWhat.com's actual performance and results may vary from those stated herein, and FindWhat.com undertakes no obligation to update the information contained herein.